Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

       Monthly Period ended                   7/31/2006
       Distribution Date                      8/15/2006
       All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                            Total     Allocated to         Allocated to Investor Interest
 1   Sources of funds                                                  Transferor       Total      Series 05-A   Series 05-B
                                                          ------------------------------------------------------------------
     Principal Collections                                 1,036,333       415,383       620,950       310,393       310,556
     Finance Charge Collections                               65,435        26,228        39,207        19,599        19,609
     Interchange                                               8,267         3,314         4,954         2,476         2,477
                                                          ------------------------------------------------------------------
     Total Funds Received                                  1,110,035       444,925       665,111       332,468       332,643

 2   Application of Principal Collections                   Total      Series 05-A   Series 05-B
     Investor Percentage of Principal Collections            620,950       310,393       310,556
     deduct:
     Utilised Retained Principal Collections
                  allocable to Class C                             0             0             0
                  allocable to Class B                             0             0             0
     Transferred to Series Collections Ledger                      0             0             0
     Shared Principal Collections                                  0             0             0

                                                          --------------------------------------
     Cash Available for Acquisition                          620,950       310,393       310,556

 3   Application of Finance Charge Collections              Total      Series 05-A   Series 05-B
     Investor Percentage of Finance Charge Collections        44,161        22,075        22,086
     deduct:
     Trustee payment amount                                       --            --            --
     Loan Note Issuer Costs                                       25            12            12
     Monthly Distribution Amounts                             10,968         5,467         5,501
     Servicing fee payable to RBS                              1,807           903           904
     Cash Management fee payable to RBS                            1          0.50          0.50
     Investor Default Amount                                  16,413         8,204         8,209
     Expenses loan principal and interest                         --            --            --

     Available Spread                                         14,947         7,487         7,460

 4   Payments in respect of the Securities

     Series 05-A                                            Class A       Class B       Class C
                                                            USD 000s      USD 000s      USD 000s
     Balance at 17 Jul 2006                                2,175,000       175,000       150,000
     Principal repayments on 15 Aug 2006                          --            --            --
                                                          ---------------------------------------
     Balance carried forward on 15 Aug 2006                2,175,000       175,000       150,000
                                                          ---------------------------------------

     Interest due on 15 Aug 2006                               9,442           782           687
     Interest paid                                            (9,442)         (782)         (687)
                                                          ---------------------------------------
     Interest unpaid                                              --            --            --

     Series 05-B                                           Class A-1    Class A-2    Class A-3    Class B-3   Class C-1    Class C-3
                                                           USD 000s     EUR 000s     GBP 000s     GBP 000s    USD 000s     GBP 000s
     Balance at 17 Jul 2006                                  435,000      450,000      700,000      101,000      42,000       63,000
     Principal repayments on 15 Aug 2006                          --           --           --           --          --           --
                                                          --------------------------------------------------------------------------
     Balance carried forward on 15 Aug 2006                  435,000      450,000      700,000      101,000      42,000       63,000
                                                          --------------------------------------------------------------------------

     Interest due on 15 Aug 2006                                  --        1,090           --           --          --           --
     Interest paid                                                --       (1,090)          --           --          --           --
                                                          --------------------------------------------------------------------------
     Interest unpaid                                              --           --           --           --          --           --

 5   Transaction Accounts and Ledgers

                                                             Total     Series 05-A   Series 05-B
     Reserve Account
     Required Reserve Amount                                      --            --            --
                                                          --------------------------------------
     Balance at 17 Jul 2006                                       --            --            --
     Transfer in/out this period                                  --            --            --
     Interest earned                                              --            --            --
                                                          --------------------------------------
     Balance carried forward on 15 Aug 2006                       --            --            --
                                                          --------------------------------------

     Spread Account
     Required Spread Account Amount                               --            --            --
                                                          --------------------------------------
     Balance at 17 Jul 2006                                       --            --            --
     Transfer in/out this period                                  --            --            --
     Interest earned                                              --            --            --
                                                          --------------------------------------
     Balance carried forward on 15 Aug 2006                       --            --            --
                                                          --------------------------------------

     Principal Funding Account
     Balance at 17 Jul 2006                                       --            --            --
     Transfer in/out this period                                  --            --            --
     Interest earned                                              --            --            --
                                                          --------------------------------------
     Balance carried forward on 15 Aug 2006                       --            --            --

 6   Subordination Percentages                                          Series 05-A                           Series 05-B
                                                                 Original           Current            Original           Current
                                                          (pound)000    %    (pound)000    %    (pound)000    %    (pound)000    %
     Class A Investor Interest                             1,257,225    87%   1,257,225    87%   1,257,568    87%   1,257,568    87%
     Class B Investor Interest                               101,156     7%     101,156     7%     101,000     7%     101,000     7%
     Class C Investor Interest                                86,705     6%      86,705     6%      87,277     6%      87,277     6%
                                                          --------------------------------------------------------------------------
     Total Investor Interest                               1,445,087   100%   1,445,087   100%   1,445,845   100%   1,445,845   100%
                                                          --------------------------------------------------------------------------

 7   Assets of the Trust

                                                                            (pound)000
                                                                            ----------------
     Total receivables at       31-Jul-06                                   (pound)4,883,405
                                                                            ----------------
     Aggregate amount of receivables that, as at
     31 Jul 2006 were delinquent by:                       30-59 days              64,641
                                                           60-89 days              49,283
                                                          90-179 days             128,306
                                                        180 or more days          177,761

 8   Material Changes

     New Issuance during period                                    NONE

     Material modifications to pool asset terms                    NONE

     Material modifications to origination policies                NONE

     Material breaches of pool asset representations,
     warranties or covenants                                       NONE

 9   Trigger Information

     Series Pay Out Events                                         NONE

     Trust Pay Out Events                                          NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                             NONE

     Changes in Securities                                         NONE

     Submission of Matters to a Vote of Security Holders           NONE

     Other Information                                             NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15 day of August, 2006


     -------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Patrick Neville
     Chief Financial Officer, Cards Business